Exhibit 99 (a)

NEWS

NEWS FOR IMMEDIATE RELEASE:	July 25, 2008
BANK OF GRANITE CORPORATION
REPORTS SECOND QUARTER RESULTS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) (the “Company”) reported a net loss of $3.36 million, or $0.22 per share, for the quarter ended June 30, 2008, compared to net income of $0.74 million, or $0.05 per share, reported for the second quarter of 2007. For the six months ended June 30, 2008, the Company reported a net loss of $1.65 million, or $0.11 per share, compared to net income of $4.78 million, or $0.30 per share, for the comparable period of 2007. The Company and its banking subsidiary remained well capitalized according to regulatory capital measures.
The net loss for the quarter primarily resulted from decreases in interest and fee income from loans partially offset by decreases in funding costs, and higher loan loss provisions and noninterest expenses. The decline in loan income was due to a combination of lower loan yields on the Company’s variable rate loans as a result of Federal Reserve monetary policy and higher levels of nonperforming loans. The Company’s net interest margin decreased to 3.67% in the second quarter of 2008 compared to 4.99% in the second quarter of 2007, primarily due to the lower loan income without comparable decreases in funding costs. The Company also reported an 18.4% increase in its noninterest or overhead expenses related primarily to increased costs of personnel, professional fees, and write-downs on foreclosed properties. The net loss for the year-to-date period resulted from the same changes cited for the quarterly period.
The Company’s nonperforming assets of $42.10 million as of June 30, 2008, while up significantly compared to June 30, 2007, were slightly lower than nonperforming assets as of March 31, 2008 as the Company’s banking subsidiary continued to work through problem commercial loans in a continued weak economy. Scott Anderson, CEO, said, “We must stay the course and continue our focus on credit quality as we resolve our problem loans. This process is difficult but necessary, and I commend our employees for their commitment and dedication in working through our challenges.”
As of June 30, 2008, the Company’s total assets were $1.19 billion, total loans were $0.96 billion, and total deposits were $0.98 billion. Total assets declined 2.8%, loans grew 1.4%, and deposits declined 0.2% from June 30, 2007. Total loans were at a record level as of June 30, 2008. The Company’s leverage, Tier I, and total risk-based capital ratios were 8.20%, 9.38%, and 10.64%, respectively, as of June 30, 2008.
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full- service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

in Guilford County. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland and Rowan counties.
Please see the attached supplemental “Financial Data” tables.
For further information, please contact:
Karen Clark-Caruso, Public Relations, 828.345.6863 or kcaruso@bankofgranite.com, or Kirby Tyndall, Chief Financial Officer, 828.496.2026 or ktyndall@bankofgranite.com
Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation
Selected Financial Data

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	(in thousands except per share data)	2008	2007	% change	2008	2007	% change

	Consolidated earnings summary:
	Interest income, taxable equivalent	$17,309	$23,246	-25.5%	$36,468	$45,881	-20.5%
	Interest expense	7,190	9,192	-21.8%	15,801	18,152	-13.0%

	Net interest income, taxable equivalent	10,119	14,054	-28.0%	20,667	27,729	-25.5%
	Taxable equivalent adjustment (1)	182	216	-15.7%	379	448	-15.4%

	Net interest income	9,937	13,838	-28.2%	20,288	27,281	-25.6%
	Loan loss provision	8,445	7,471	13.0%	9,856	9,388	5.0%
	Noninterest income	3,048	3,210	-5.0%	6,268	6,361	-1.5%
	Noninterest expense	10,409	8,789	18.4%	20,068	17,125	17.2%

	Income (loss) before income taxes (benefits)	(5,869)	788	-844.8%	(3,368)	7,129	-147.2%
	Income tax expense (benefit)	(2,507)	51	n/m	(1,721)	2,348	-173.3%

	Net income (loss)	$(3,362)	$737	-556.2%	$(1,647)	$4,781	-134.4%

	Earnings (loss) per share — Basic	$(0.22)	$0.05	-540.0%	$(0.11)	$0.30	-136.7%
	Earnings (loss) per share — Diluted	(0.22)	0.05	-540.0%	(0.11)	0.30	-136.7%

	Average shares — Basic	15,446	15,928	-3.0%	15,442	15,973	-3.3%
	Average shares — Diluted	15,446	15,970	-3.3%	15,442	16,022	-3.6%

	Consolidated balance sheet data at June 30:
	Total assets				$1,187,696	$1,221,282	-2.8%
	Total deposits				982,213	984,153	-0.2%
	Loans (gross)				955,497	941,884	1.4%
	Stockholders’ equity				109,458	143,843	-23.9%

	Consolidated average balance sheet data:
	Total assets	$1,205,959	$1,210,595	-0.4%	$1,210,053	$1,206,301	0.3%
	Total deposits	989,560	970,408	2.0%	989,093	965,466	2.4%
	Loans (gross)	958,754	934,891	2.6%	953,743	930,946	2.4%
	Stockholders’ equity	115,545	149,011	-22.5%	116,613	149,144	-21.8%

	Consolidated performance ratios:
	Return on average assets*	-1.12%	0.24%		-0.27%	0.80%
	Return on average equity*	-11.70%	1.98%		-2.84%	6.46%
	Net interest margin*	3.67%	4.99%		3.74%	4.97%
	Efficiency ratio (2)	79.05%	50.91%		74.51%	50.23%

	Consolidated asset quality data and ratios:
	Nonaccruing loans				$39,629	$22,549	75.7%
	Accruing loans 90 days past due				297	2,830	-89.5%

	Nonperforming loans				39,926	25,379	57.3%
	Foreclosed properties				2,172	3,416	-36.4%

	Nonperforming assets				42,098	28,795	46.2%

	Allowance for loan losses				18,833	22,102	-14.8%

	Loans charged off				10,699	3,215	232.8%
	Recoveries of loans charged off				2,003	142	n/m

	Net loan charge-offs				8,696	3,073	183.0%

	Net charge-offs to average loans*				1.83%	0.67%
	Nonperforming loans to total assets				3.36%	2.08%
	Allowance coverage of nonperforming loans				47.17%	87.09%
	Allowance for loan losses to gross loans				1.97%	2.35%
	Allowance for loan losses to net loans				2.01%	2.40%

	Subsidiary earnings summary:
Bank of Granite	Net interest income	$9,058	$13,169	-31.2%	$18,659	$26,113	-28.5%
	Loan loss provision	8,421	7,459	12.9%	9,820	9,364	4.9%
	Noninterest income	2,062	2,138	-3.6%	4,239	4,394	-3.5%
	Noninterest expense	8,421	6,973	20.8%	16,268	13,744	18.4%
	Income tax expense (benefit)	(2,539)	(58)	n/m	(1,828)	2,167	-184.4%
	Net income (loss)	(3,183)	933	-441.2%	(1,362)	5,232	-126.0%

Granite Mortgage	Net interest income	$996	$893	11.5%	$1,838	$1,641	12.0%
	Loan loss provision	24	12	100.0%	36	24	50.0%
	Noninterest income	986	1,072	-8.0%	2,029	1,967	3.2%
	Noninterest expense	1,878	1,681	11.7%	3,563	3,132	13.8%
	Income taxes	32	109	-70.6%	107	181	-40.9%
	Net income	48	163	-70.6%	161	271	-40.6%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

Bank of Granite Corporation
Supplemental Quarterly Financial Data

		Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)		2008	2008	2007	2007	2007

	Consolidated earnings summary:
	Interest income, taxable equivalent	$17,309	$19,159	$22,318	$22,152	$23,246
	Interest expense	7,190	8,611	9,309	9,387	9,192

	Net interest income, taxable equivalent	10,119	10,548	13,009	12,765	14,054
	Taxable equivalent adjustment (1)	182	197	205	205	216

	Net interest income	9,937	10,351	12,804	12,560	13,838
	Loan loss provision	8,445	1,411	3,006	42,737	7,471
	Noninterest income	3,048	3,220	3,490	3,150	3,210
	Noninterest expense	10,409	9,659	10,496	9,380	8,789

	Income (loss) before income taxes (benefits)	(5,869)	2,501	2,792	(36,407)	788
	Income tax expense (benefit)	(2,507)	786	860	(14,391)	51

	Net income (loss)	$(3,362)	$1,715	$1,932	$(22,016)	$737

	Earnings (loss) per share — Basic	$(0.22)	$0.11	$0.12	$(1.40)	$0.05
	Earnings (loss) per share — Diluted	(0.22)	0.11	0.12	(1.40)	0.05

	Average shares — Basic	15,446	15,438	15,468	15,694	15,928
	Average shares — Diluted	15,446	15,457	15,490	15,694	15,970

	Consolidated ending balance sheet data:
	Total assets	$1,187,696	$1,235,624	$1,219,148	$1,189,176	$1,221,282
	Total deposits	982,213	1,011,717	971,989	979,365	984,153
	Loans (gross)	955,497	949,065	946,326	909,653	941,884
	Stockholders’ equity	109,458	115,434	115,265	116,112	143,843

	Consolidated average balance sheet data:
	Total assets	$1,205,959	$1,214,147	$1,198,879	$1,212,281	$1,210,595
	Total deposits	989,560	988,626	971,663	977,049	970,408
	Loans (gross)	958,754	948,732	929,342	942,154	934,891
	Stockholders’ equity	115,545	117,681	117,042	143,726	149,011

	Consolidated performance ratios:
	Return on average assets*	-1.12%	0.57%	0.64%	-7.21%	0.24%
	Return on average equity*	-11.70%	5.86%	6.55%	-60.77%	1.98%
	Net interest margin*	3.67%	3.81%	4.69%	4.48%	4.99%
	Efficiency ratio (2)	79.05%	70.16%	63.62%	58.94%	50.91%

	Consolidated asset quality data and ratios:
	Nonaccruing loans	$39,629	$40,260	$36,450	$27,267	$22,549
	Accruing loans 90 days past due	297	969	162	491	2,830

	Nonperforming loans	39,926	41,229	36,612	27,758	25,379
	Foreclosed properties	2,172	2,511	2,491	2,605	3,416

	Nonperforming assets	42,098	43,740	39,103	30,363	28,795

	Allowance for loan losses	18,833	15,459	17,673	17,569	22,102

	Loans charged off	6,097	4,602	3,140	47,308	2,081
	Recoveries of loans charged off	1,027	976	237	39	40

	Net loan charge-offs	5,070	3,626	2,903	47,269	2,041

	Net charge-offs to average loans*	2.13%	1.54%	1.24%	19.90%	0.88%
	Nonperforming loans to total assets	3.36%	3.34%	3.00%	2.33%	2.08%
	Allowance coverage of nonperforming loans	47.17%	37.50%	48.27%	63.29%	87.09%
	Allowance for loan losses to gross loans	1.97%	1.63%	1.87%	1.93%	2.35%
	Allowance for loan losses to net loans	2.01%	1.66%	1.90%	1.97%	2.40%

	Subsidiary earnings summary:
Bank of Granite	Net interest income	$9,058	$9,601	$12,252	$11,906	$13,169
	Loan loss provision	8,421	1,399	2,994	42,725	7,459
	Noninterest income	2,062	2,177	2,574	2,117	2,138
	Noninterest expense	8,421	7,847	8,777	7,584	6,973
	Income tax expense (benefit)	(2,539)	711	852	(14,456)	(58)
	Net income (loss)	(3,183)	1,821	2,203	(21,830)	933

Granite Mortgage	Net interest income	$996	$842	$751	$857	$893
	Loan loss provision	24	12	12	12	12
	Noninterest income	986	1,043	916	1,033	1,072
	Noninterest expense	1,878	1,685	1,635	1,715	1,681
	Income taxes	32	75	8	65	109
	Net income	48	113	12	98	163

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

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